EXHIBIT 23

Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statement No. 333-62334, Registration Statement No. 333-96507 and Registration Statement No. 333-62048.

/s/ ARTHUR ANDERSEN LLP

Vienna, VA
August 28, 2001